UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CapitalSouth Bancorp

(Exact name of registrant as specified in its charter)

Delaware	63-1026645
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2340 Woodcrest Place, Suite 200 Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-128829 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $1.00 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

CapitalSouth Bancorp (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $1.00 per share, to be registered hereunder set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-128829), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), on October 5, 2005, as thereafter amended and supplemented, including in any prospectus to be filed pursuant to Rule 424(b) under the Act.

Item 2.	Exhibits.

*3.1	Restated Certificate of Incorporation

*3.2	Certificate of Amendment to the Restated Certificate of Incorporation

*3.3	Certificate of Correction to the Restated Certificate of Incorporation

*3.4	Certificate of Amendment to the Restated Certificate of Incorporation

*3.5	By-laws

*4.1	Specimen Stock Certificate representing CapitalSouth Bancorp Common Stock

*	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on October 5, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 12, 2005	CAPITALSOUTH BANCORP

	By	/s/ W. DAN PUCKETT
W. Dan Puckett Chairman, Chief Executive Officer and President